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                                                                      EXHIBIT 21

                                  SUBSIDIARIES

A.   DOMESTIC SUBSIDIARIES

                                                            Jurisdiction of
          Name                                              Incorporation
(1)       Simmons International Holding Company, Inc.       New York
(2)       Gallery Corp.                                     Delaware
(3)       The Simmons Manufacturing Co., LLC                Delaware
(4)       Simmons Contract Sales, LLC                       Delaware
(5)       World of Sleep Outlets, LLC                       Delaware
(6)       Columbia Bedding & Feather Co., LLC               Delaware
(7)       Dreamwell, Ltd.                                   Nevada
(8)       Simmons Capital Management, LLC                   Nevada
(9)       SC Holdings, Inc.                                 Delaware
(10)      Sleep Country USA, Inc.                           Delaware


B.   FOREIGN SUBSIDIARIES


                                                            Jurisdiction of
          Name                                              Incorporation
(1)       Simmons Caribbean Bedding, Inc.                   Puerto Rico
(2)       INFO Establishment                                Liechtenstein
(3)       Simmons IP, Inc.                                  Ontario
(4)       688363 Ontario Limited                            Ontario
(5)       Simmons International Limited                     Bahamas
